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SCHEDULE 14A

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PEPCO HOLDINGS, INC.

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On September 17, 2014, the following brochure was distributed jointly by Pepco Holdings, Inc. and Exelon Corporation at an information session held at the Pepco WaterShed Sustainability Center in Rockville, Md.

Committed to Environmental Sustainability.
For Exelon Corporation and Pepco Holdings, Inc. (PHI), environmental sustainability is a central value that guides business operations, regulatory compliance and resource conservation.
Both organizations share a commitment to advancing clean, sustainable energy – including solar, wind, hydro and nuclear power. This commitment will not change after the merger.
Currently, Exelon and PHI partner with other businesses and their own customers and communities to facilitate development of new energy resources and help ensure their safe and efficient integration with the electric grid. These efforts are undertaken with an eye toward mitigating environmental impacts, including the conservation, protection and enhancement of natural resources.
About Exelon Corporation
Headquartered in Chicago, with utility headquarters also in Baltimore and Philadelphia, Exelon is the nation’s leading competitive energy provider. Its family of companies participates in every stage of the energy business, from generation to power sales to transmission and delivery, and does business in 48 states, the District of Columbia and Canada.
About Pepco Holdings, Inc.
Headquartered in Washington, D.C., with utility headquarters also in Delaware and New Jersey, Pepco Holdings, Inc. is one of the largest energy delivery companies in the Mid-Atlantic region, serving about two million customers in Delaware, the District of Columbia, Maryland and New Jersey through its subsidiaries.
Exelon® Pepco Holdings, Inc

A Shared Commitment to CLEAN ENERGY
Both Exelon and PHI have strong track records of supporting clean energy and believe it should be an important and growing part of our nation’s energy supply.
Exelon’s power generation portfolio is one of the nation’s cleanest, with resources that include reliable nuclear energy that operates around the clock in almost any weather condition. Last year alone, nuclear energy generated by Exelon helped to avoid an estimated 87 million metric tons of greenhouse gas (GHG) emissions.
Also last year, Exelon produced more than 5.8 million megawatt hours (MWh) of electricity from renewable sources that include owned wind, hydro and solar facilities.
In addition to being the nation’s 11th largest producer of wind energy, Exelon has made major investments in hydroelectric and other sources of clean energy. The company expanded solar power capacity at one utility-scale project by 153 MW just last year. And its Constellation business unit is one of the largest U.S. commercial solar developers, recently working in partnership with the Department of General Services to install the largest rooftop solar power system on a single building in the District of Columbia.
Exelon constructed the nation’s largest urban solar project on Chicago’s South Side and in early 2014 completed the more than 230-MW Antelope Valley Solar Ranch in Southern California.
PHI, which does not generate power through its utilities, is committed to supporting fuel cells, wind, solar and other sources of clean energy. The company partners with state-elected officials, regulatory commissions and other stakeholders to provide customers with clean energy options.
PHI’s utility companies include a significant portion of cost-effective wind energy in their renewable energy supply portfolios. In 2013, 55 percent of companywide renewable energy credits were from wind sources. PHI supports federal and state regulatory policies that allow timely, efficient and cost-effective integration of renewable generation.
Pepco Energy Services
Pepco Energy Services (PES) is a subsidiary of PHI that delivers a complete range of renewable energy, energy efficiency products and energy efficiency services to a wide variety of clients, including state, local and federal government; educational; institutional; industrial and commercial concerns. PES has designed and developed multiple solar photovoltaic (PV) installations throughout the Mid-Atlantic region. In many cases, PES maintains and operates these facilities as well.
PES designed, constructed and operates a PV installation on the roof of the Atlantic City Convention Center in New Jersey. The system, brought online in 2009, is composed of 13,486 modules and covers two-thirds of the main roof of the convention center – an area of nearly seven acres.
PES is also active in generating power from reclaimed methane gas produced by landfills. It offers advanced engineering solutions to capture and burn naturally occurring methane to generate electricity. These projects also provide positive long-term environmental impact by reducing the emission of potent greenhouse gases into the atmosphere.
Similar to PES, Exelon’s Constellation business unit is a leading competitive supplier of energy products and services, serving more than two-thirds of the FORTUNE 100. Its portfolio includes a variety of clean energy and distributed generation offerings, such as onsite solar, emergency generation, cogeneration and battery storage.
The Exelon and Bloom Energy Fuel Cell Project
Fuel cells are devices that convert natural gas into electricity through a clean electro-chemical process rather than combustion. They are capable of providing clean energy around the clock.
In July 2014, Exelon announced that it would provide equity financing for 21 MW of Bloom Energy fuel cell projects at 75 commercial facilities in California, Connecticut, New Jersey and New York. Bloom Energy has confirmed that all of these new fuel cells will be manufactured in Bloom Energy’s Newark, Del., assembly plant. Exelon and Bloom Energy plan to complete the installations in phases over the next year.
When completed, the fuel cells will produce enough clean, reliable electricity to power the equivalent of more than 11,000 homes each year. This is the first step in a long-term strategic partnership between Exelon and Bloom Energy.
A Shared Commitment to ENERGY EFFICIENCY
Exelon and PHI engage customers to help ensure they maximize opportunities for energy efficiency. Through a combination of customer education, technology that helps individuals monitor and take control of their energy use, and programs that provide financial incentive for making energy efficient upgrades, the companies support both immediate and long-term energy savings.
PHI believes that the most cost-effective and environmentally friendly kilowatt-hour of electricity is the one that’s never produced. The company is continually working to educate customers about how to use energy efficiently, distributing information online and via My Account as well as through customer bills. Energy Advisors are available by phone to answer customers’ specific questions on energy-saving techniques and programs.
Similarly, Exelon’s three utilities play an important role in helping customers reduce both their monthly energy bills and environmental impacts. Through the ComEd and PECO Smart Ideas® programs and BGE Smart Energy Savers Program®, Exelon’s utilities have helped customers save more than 14 million megawatt-hours of energy over the past three years through home energy audits, lighting discounts, appliance recycling, home improvement rebates and equipment upgrade incentives.
Exelon and PHI, through the installation of smart metering technology, are creating opportunities to further improve customer service and operations, including more efficient meter-reading,

generating detailed energy use information for customers to better manage their energy budgets, enabling special pricing options for customers to save on their energy bills, and facilitating the integration of renewable energy and plug-in electric vehicles into the electric system.
In addition, when customers generate electricity on their own – through solar panels or a wind turbine, for example – they can receive credits on their electricity bills for the excess energy they produce.
Exelon and PHI participate in EmPOWER Maryland, a program established by the EmPOWER Maryland Energy Efficiency Act of 2008 to reduce energy consumption in the state 15 percent by 2015.
EmPOWER Maryland
Residential Energy Efficiency Programs
Appliance Rebates Program
Appliance Recycling Program
ENERGY STAR® New Homes Program
Energy Wise RewardsTM
Home Performance with ENERGY STAR® Program
HVAC Efficiency Rebates Program
Lighting Program
Quick Home Energy Check-up Program
A variety of incentives are also offered to commercial and industrial customers to help encourage energy efficiency.
Since the start of the EmPOWER Maryland program in 2009, PHI customers have saved more than 1 million MWh of energy.
Through incentives provided by the BGE Smart Energy Savers Program, Towson University in Maryland was able to install high-efficiency lighting fixtures, occupancy sensors and energy efficient climate controls at the university’s new 300,000-square-foot College of Liberal Arts building, the new 86,000-square-foot West Village commons facility and a new parking garage. Incentives provided saved the university nearly $125,000 during the construction of the new parking garage.
The university anticipates more than $580,000 in energy savings annually when the academic and West Village facilities are complete.
A Shared Commitment to LAND & WATER PROTECTION
Exelon and PHI recognize the value and importance of trees – to the environment and to communities – and are committed to protecting the beauty of tree canopies to the extent possible, while achieving important clearance requirements to help avoid damage to infrastructure and power outages.
Exelon was named to the Dow Jones Sustainability North America Index for the ninth consecutive year and is one of five utilities to make the 2014 list for environmental, social and economic sustainability.
PHI subsidiaries Atlantic City Electric, Delmarva Power and Pepco, and Exelon subsidiaries BGE, ComEd and PECO, have received annual recognition as Tree Line USA® utilities by the Arbor Day Foundation for superior vegetation management on each utility’s rights of way. The program recognizes utilities that meet three requirements: a program of quality tree care, annual training in quality tree care for their foresters and a tree-planting and public education program.
The PHI Energy-Saving Trees Program
Developed in partnership with the Arbor Day Foundation to promote energy conservation by planting shade trees, the program provided more than 6,000 free trees to residential customers throughout the PHI service territory in 2013.
More than 21,000 free trees have been delivered directly to customers’ homes since the start of the program.
Exelon and PHI implement implements a number of initiatives to support the natural ecology of its properties and mitigate the impacts of its operations. In particular, vegetation management on transmission line rights of way presents an opportunity for practices that benefit plants and wildlife requiring open, low-growing habitats.
Both Exelon and PHI have long-standing partnerships with the Wildlife Habitat Council (WHC) to help restore and enhance wildlife habitats at company facilities. The WHC Certification Programs provides a guidance tool and objective oversight for creating and maintaining high-quality wildlife habitats, as well as implementing environmental education programs.
Exelon has 20 programs in four states that are WHC-certified as Wildlife at Work. Six locations hold WHC Corporate Lands for Learning certifications. Four locations are in Maryland, including three that are part of BGE’s Transmission Rights of Way Environmental Stewardship Program.
Pepco’s transmission rights of way in Maryland and its Benning Service Center in the District of Columbia are also WHC-certified as Wildlife at Work.
In 2014, Pepco applied to have its WaterShed Sustainability Center certified under WHC’s Corporate Lands for Learning program.
Watershed Management
Water is essential for Exelon’s generation of electricity. Water drives its hydroelectric facilities and cools its nuclear and fossil fuel power plants. Exelon recognizes that water is a shared resource – critical to economic development, communities and wildlife in the areas it serves.
In 2013, Exelon-operated facilities used about 34.2 billion gallons of water per day and returned more than 99.3 percent directly to the source. Exelon prides itself on being responsible stewards of water resources, and acts to mitigate adverse impacts while seeking to operate in balance with aquatic ecosystems.
Exelon® Pepco Holdings, Inc

A Shared Commitment to ADDRESSING CLIMATE CHANGE
Both Exelon and PHI recognize the benefits of reducing global greenhouse gas (GHG) emissions, and both companies are taking action to reduce their carbon footprints – protecting the environment while minimizing the economic impact to families and businesses.
Since the successful completion of Exelon 2020, Exelon has broadened its climate change response to focus on three key areas: continued reduction of operational impacts, contributing to lower electric sector emissions and addressing infrastructure resiliency.
The potential impact of climate change on electric system infrastructure in the form of severe weather has strengthened PHI’s commitment to environmental stewardship. Other factors, such as changes in consumer behavior that could affect demand variability, are also taken into account when strategies are developed.
2013 Carbon Disclosure Project Results
Over the last few years, Exelon and PHI have both been recognized by CDP (Carbon Disclosure Project) as top performers in addressing climate change and reducing carbon emissions.
2012
PHI ranks first among U.S.-based utility companies that responded to the CDP survey.
2013
Exelon continues its consistent recognition by CDP, appearing on CDP’s Global 500 Climate Disclosure Leadership Index (CDLI) and Carbon Performance Leadership Index (CPLI), and its S&P 500 CDLI and CPLI.
Marking its sixth consecutive year engaged in the CDP, PHI scores 94 out of 100 points, placing the company in the top quartile for climate change performance among U.S.-based utilities.
PHI scores an A for performance and is named a top company on the CPLI for the second consecutive year.
These results validate that Exelon and PHI have both made significant strides in identifying and managing its carbon footprint.
Greenhouse Gas Inventory
Exelon and PHI are committed to continuous improvement in reducing their greenhouse gas emissions (GHG).
As one of the Mid-Atlantic region’s largest energy delivery companies, PHI is subject to annual GHG emissions reporting obligations by the Environmental Protection Agency, as well as to state-level GHG reporting requirements.
Beginning in 2002, PHI reported direct and indirect GHG emissions data, as well as reduction and mitigation initiatives, through the Voluntary Reporting of Greenhouse Gases program administered by the U.S. Department of Energy’s Energy Information Agency. PHI also reports its emissions and reduction activities through the CDP’s annual questionnaire.
Similarly, Exelon, which has been a low-carbon company since its formation, took early action under the U.S. EPA Climate Leaders program by reducing its GHG emissions by 36 percent from 2001 levels in 2008. That year, the company expanded its GHG abatement program beyond its own operational reductions to include those that it is able to influence through customer-facing and other energy efficiency programs. Exelon achieved the goal set under that program, called Exelon 2020, seven years ahead of schedule by abating more than 18 million metric tons of annual carbon emissions in 2013.
In 2013, PHI’s GHG emissions totaled approximately 1.2 million metric tons of CO2 equivalents (CO2e). This was 19 percent lower than its emissions in 2010.
PHI’s direct GHG emissions equaled 217,588 metric tons of CO2e, a 68 percent reduction in its direct emissions from 2010 levels. These reductions result primarily from decreasing sulfur hexafluoride (SF6) fugitive emissions and the retirement of PHI’s last two remaining power plants.
PHI has been recognized by the Energy Information Agency for demonstrating commitment to voluntary environmental protection through actions taken to reduce or capture greenhouse emissions.
A Shared Commitment to ENVIRONMENTAL COMPLIANCE
Compliance with environmental requirements is a critical aspect of the utility industry. For both Exelon and PHI, environmental management systems embed environmental planning and analysis into processes company-wide, and hold employees at all levels responsible and accountable for compliance and environmental performance.
The commitment of both companies is demonstrated by their solid compliance records, together with the development and implementation of aggressive pollution prevention and environmental risk-reduction programs.
Exelon and PHI share a goal of conducting operations in full compliance with all applicable regulatory and permitting requirements.
Cautionary Statements Regarding Forward-Looking Information
Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Second Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; (3) the definitive proxy statement that PHI filed with the SEC on August 12, 2014 and mailed to its stockholders in connection with the proposed merger; (4) PHI’s Current Report on Form 8-K filed with the SEC on September 12, 2014, which provides supplemental disclosures to the definitive proxy statement; (5) PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (6) PHI’s Second Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.
Exelon® Pepco Holdings, Inc
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